UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Transdel Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-0567010
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4225 Executive Square, Suite 460 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1.	Description of Registrant’s Securities To Be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”) of Transdel Pharmaceuticals, Inc. (the “Company”) is contained in Amendment No. 1 to the Company’s Registration Statement on Form SB-2 (File No. 333-147930) filed with the Securities and Exchange Commission on December 27, 2007, including any amendment filed for the purpose of updating such description, which is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description of the Common Stock and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

1
Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission September 13, 2007)

	2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commissions September 13, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 27, 2007	Transdel Pharmaceuticals, Inc.

	By:	/s/ John T. Lomoro
Name: John T. Lomoro
Title: Chief Financial Officer